SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 3, 2014

MADISON COUNTY FINANCIAL, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35679	46-0658311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

111 West Third Street, Madison, Nebraska	68748
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 454-6511

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On February 14, 2014, Madison County Financial, Inc. (the “Company”) granted stock options and restricted stock awards under the Madison County Financial, Inc. 2013 Equity Incentive Plan (the “Plan”) to its directors, officers and employees, including the named executive officers.  Each award granted under the Plan is evidenced by an award agreement signed by the grantee.  Attached hereto as Exhibits 10.1 through 10.5, respectively, are forms of the Employee Stock Option Agreement (incentive stock options), the Employee Stock Option Agreement (non-qualified stock options), the Director Stock Option Agreement, the Employee Restricted Stock Award Agreement and the Director Restricted Stock Award Agreement (collectively, the “Agreements”).

The Employee Stock Option Agreements and the Director Stock Option Agreement provide the terms of individual option grants, including the number of options granted, the exercise price per share, the date of grant, the vesting commencement date and vesting schedule, restrictions on transfer, the effect of termination under certain conditions, and the term and expiration date of the options.

The Employee Restricted Stock Award Agreement and the Director Restricted Stock Award Agreement provide the terms of individual restricted stock awards, including the number of shares awarded, the vesting schedule, restrictions on transfer, grantee rights prior to vesting of awards, and the effect of termination under certain conditions.

The foregoing description of the material terms of the Agreements does not purport to be complete and is qualified in its entirety by reference to Exhibits 10.1 to 10.5, which are incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits.

The following Exhibits are attached as part of this report:

Exhibit No.	Description

10.1	Form of Employee Stock Option Agreement (incentive stock options)

10.2	Form of Employee Stock Option Agreement (non-qualified stock options)

10.3	Form of Director Stock Option Agreement

10.4	Form of Employee Restricted Stock Award Agreement

10.5	Form of Director Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MADISON COUNTY FINANCIAL, INC.

DATE: February 19, 2014	By:	/s/ David J. Warnemunde
David J. Warnemunde
President and Chief Executive Officer